UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

ORBITZ WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33599	20-5337455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On September 17, 2015, Orbitz Worldwide, Inc., a Delaware corporation (“Orbitz”), completed its previously announced merger (the “Merger”) with Xeta, Inc. ( “Merger Sub”), an indirect wholly owned subsidiary of Expedia, Inc., a Delaware corporation (“Expedia”), pursuant to the terms of the Agreement and Plan of Merger, dated as of February 12, 2015 (the “Merger Agreement”), by and among Expedia, Merger Sub and Orbitz. Orbitz was the surviving corporation in the Merger, and, as a result, is now an indirect wholly owned subsidiary of Expedia.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to Orbitz’s Current Report on Form 8-K filed with the SEC on February 13, 2015 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of September 17, 2015, in connection with the Merger, Orbitz repaid all outstanding amounts, and terminated all commitments, under its Credit Agreement, dated March 25, 2013, among Orbitz Worldwide, Inc., Credit Suisse AG, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, and the other lenders, agents and letter of credit issuers party thereto, as previously amended, supplemented or otherwise modified (the “Credit Agreement”).

The description of the Credit Agreement and the amendments thereto does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to Orbitz’s Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2013, the full text of the first amendment to the Credit Agreement, which is attached as Exhibit 10.1 to Orbitz’s Current Report on Form 8-K filed with the SEC on May 28, 2013, and the full text of the second amendment to the Credit Agreement, which is attached as Exhibit 10.1 to Orbitz’s Quarterly Report filed on Form 10-Q for the Quarterly Period ended June 30, 2014, each of which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 17, 2015 (the “Closing Date”), prior to the opening of trading on the New York Stock Exchange (the “NYSE”), Expedia completed its acquisition of Orbitz by way of the Merger. At the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into Orbitz, with Orbitz surviving the Merger as an indirect wholly owned subsidiary of Expedia. In addition, at the Effective Time, each share of Orbitz’s common stock, par value $0.01 per share (the “Orbitz Common Stock”), other than shares of Orbitz Common Stock held by Orbitz as treasury stock or owned by any wholly owned subsidiary of Orbitz or by Expedia, Merger Sub or any of their wholly owned subsidiaries (collectively, “Excluded Shares”), was cancelled and converted into the right to receive $12.00 in cash (the “Merger Consideration”).

The information set forth in the Introduction to this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Merger, Orbitz and certain of its wholly owned subsidiaries have or will become guarantors of the obligations under (1) the Amended and Restated Credit Agreement dated as of September 5, 2014, among Expedia, Expedia, Inc., a Washington corporation, Travelscape, LLC, a Nevada limited liability company, Hotwire, Inc., a Delaware corporation, the Lenders party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent,

(2) the Indenture, dated as of August 21, 2006, among Expedia, the subsidiary guarantors party thereto from time to time and the Bank of New York Trust Company, N.A., as trustee, pursuant to which Expedia issued its 7.456% Senior Notes due 2018, (3) the Indenture, dated as of August 5, 2010, among Expedia, the subsidiary guarantors party thereto from time to time and the Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which Expedia issued its 5.95% Senior Notes due 2020 and (4) the Indenture, dated as of August 18, 2014, among Expedia, the subsidiary guarantors party thereto from time to time and the Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by, inter alia, (A) the First Supplemental Indenture, dated as of August 18, 2014, among Expedia, the subsidiary guarantors party thereto and the Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which Expedia issued its 4.500% Senior Notes due 2024 and (B) the Fourth Supplemental Indenture, dated as of June 3, 2015, pursuant to which Expedia issued its 2.500% Senior Notes due 2022.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Orbitz notified the NYSE that the certificate of merger had been filed on the Closing Date with the State of Delaware and that, at the Effective Time, each share of Orbitz Common Stock (other than the Excluded Shares) was cancelled and converted into the right to receive the Merger Consideration. In addition, Orbitz requested that the NYSE delist the Orbitz Common Stock. Trading of the Orbitz Common Stock on the NYSE was suspended as of the opening of business on September 17, 2015. Orbitz also requested the NYSE to file a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of the Orbitz Common Stock from the NYSE and the deregistration of the Orbitz Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Orbitz intends to file with the SEC a certification on Form 15 requesting the termination of registration of the Orbitz Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introduction and under Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with Orbitz), all of the directors of Orbitz (Gavin Baiera, Martin J. Brand, Mark S. Britton, Kenneth S. Esterow, Scott Forbes, Robert L. Friedman, Bradley T. Gerstner, Barney Harford and Kristina M. Leslie) resigned as directors of Orbitz and as members of each of the committees of the Board of Directors on which they served, effective immediately prior to the Effective Time. Also, as contemplated by the Merger Agreement, at the Effective Time, the directors of Merger Sub were appointed the directors of Orbitz and the incumbent officers of Orbitz immediately prior to the Effective Time continued as officers of Orbitz. In addition, following the Effective Time, certain officers of Expedia were appointed as officers of Orbitz.

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Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of Orbitz, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation set forth as Exhibit A to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”). In addition, at the Effective Time, Orbitz’s bylaws, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws set forth as Exhibit B to the Merger Agreement (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Orbitz Worldwide, Inc.

3.2	Amended and Restated Bylaws of Orbitz Worldwide, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
(Registrant)
Date:	September 17, 2015

/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Orbitz Worldwide, Inc.

3.2	Amended and Restated Bylaws of Orbitz Worldwide, Inc.